UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2017

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 479-3150

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2017, New Residential Investment Corp. and/or certain subsidiaries of New Residential Investment Corp. (collectively and as applicable, “New Residential”) entered into a series of agreements with Ocwen Financial Corporation and/or Ocwen Loan Servicing, LLC (collectively and as applicable, “Ocwen”) that modify and supplement the arrangements among the parties set forth in (i) the Master Servicing Rights Purchase Agreement, dated as of October 1, 2012, as amended by Amendment No. 1 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of December 26, 2012, and Amendment No. 2 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of April 6, 2015 (as so amended, the “Existing MSR Purchase Agreement”), and (ii) certain sale supplements to the Existing MSR Purchase Agreement, as amended by Amendment No. 1 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of December 26, 2012, Amendment to Sale Supplements dated as of July 1, 2013, Amendment to Sale Supplement, dated as of September 30, 2013, Amendment to Sale Supplements, dated as of February 4, 2014, Amendment No. 2 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of April 6, 2015, and February Amendment, dated as of February 17, 2017 (as so amended, the “Existing Sale Supplements” and, together with the Existing MSR Purchase Agreement, the “Existing Agreements”). These transactions are described in further detail below.

In addition, pursuant to a Transaction Agreement dated July 23, 2017, New Residential acquired from Ocwen in a private placement 6,075,510 shares of Ocwen common stock, par value $0.01 per share, at a price per share of $2.29, for approximately $13.9 million.

Transfer of Remaining Interests in Subject MSRs

On July 23, 2017, Ocwen and New Residential entered into a Master Agreement (the “Master Agreement”) and a Transfer Agreement (the “Transfer Agreement”) pursuant to which Ocwen and New Residential agreed to undertake certain actions to facilitate the transfer from Ocwen to New Residential of Ocwen’s remaining interests in the mortgage servicing rights relating to loans with an aggregate unpaid principal balance of approximately $110 billion that are subject to the Existing Agreements (the “Subject MSRs”) and with respect to which New Residential holds the Rights to MSRs (as defined in the Existing Agreements).

The Master Agreement provides for, among other things, the following:

•	The parties will cooperate to obtain any third party consents required to transfer Ocwen’s remaining interests in the Subject MSRs to New Residential.

•
Upon obtaining the required third party consents and the transfer of the applicable Subject MSRs to New Residential, New Residential will make a lump sum payment to Ocwen upon each transfer of such Subject MSRs. These lump sum payments may total up to approximately $400 million in the aggregate if all of the Subject MSRs are transferred to New Residential. Upon transfer, Ocwen will subservice the mortgage loans related to such Subject MSRs pursuant to the Subservicing Agreement (as defined below).

•
In the event that the required third party consents are not obtained within one year (by July 23, 2018) or such earlier date mutually agreed to by the parties, the applicable Subject MSRs may (i) become subject to a new mortgage servicing rights agreement to be negotiated between Ocwen and New Residential, (ii) be acquired by Ocwen at a price determined in accordance with the terms of the Master Agreement, (iii) be sold to one or more third parties in accordance with the terms of the Master Agreement, or (iv) remain subject to the Existing Agreements.

•
New Residential agrees to up to an eighteen month standstill (until January 23, 2019), subject to certain conditions, of its rights with respect to certain Subject MSRs under the Existing Agreements to replace Ocwen as named servicer  upon the occurrence of certain specified termination events.  New Residential will permanently waive such rights if a specified percentage of the Subject MSRs have been transferred to NRM or are not otherwise subject to the Existing Agreements before the end the period contemplated by the Master Agreement.

•	The resolution of certain payment obligations by New Residential and Ocwen under the terms of the Existing Agreements.

Transfer Agreement

On July 23, 2017, Ocwen and New Residential entered into a transfer agreement (the “Transfer Agreement”) in which Ocwen agrees to transfer legal and any remaining interest in mortgage servicing rights to New Residential upon satisfaction of customary conditions precedent.  Ocwen is responsible for certain obligations/covenants relating to the mortgage loans prior to the applicable date the related Subject MSRs are transferred to New Residential.  The Transfer Agreement contains customary representations, warranties, covenants and indemnification obligations of Ocwen as transferor of the Subject MSRs.

Subservicing

On July 23, 2017, Ocwen and New Residential entered into a subservicing agreement (the “Subservicing Agreement”) pursuant to which Ocwen will subservice the mortgage loans related to the Subject MSRs that are transferred to New Residential pursuant to the Master Agreement and Transfer Agreement. The Subservicing Agreement contains customary representations, warranties, covenants and indemnification obligations of Ocwen as subservicer and prior servicer.  In consideration for subservicing such mortgage loans, Ocwen will receive a fixed subservicing fee and certain other customary ancillary compensation as set forth in the Subservicing Agreement.

The initial term of the Subservicing Agreement is five years. At any time during the initial term, New Residential may terminate the agreement for convenience, subject to Ocwen’s right to receive a termination fee (amortizing monthly during the initial term) and proper notice. Following the initial term, New Residential may extend the term of the Subservicing Agreement for additional three month periods by delivering written notice to Ocwen of its desire to extend such contract thirty days prior to the end of such three month period. Furthermore, at any time following the initial term, the Subservicing Agreement may be cancelled by Ocwen at the end of each twelve month period following the initial term by delivering proper notice. In addition, New Residential and Ocwen each have the ability to terminate the agreement for cause if certain conditions specified in the Subservicing Agreement occur. If either New Residential or Ocwen terminates the agreement for cause, the other party is required to pay certain fees and costs as set forth in the agreement. If New Residential exercises an early termination provision in a securitization transaction during the initial term and elects not to retain Ocwen as servicer following such early termination with respect to the related mortgage loans, New Residential may be required to pay an exit fee to Ocwen (which decreases monthly during the initial term).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP. (Registrant)

Date: July 27, 2017	By:	/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr. Chief Financial Officer